EXHIBIT 99.2

Q2 FY18 Results April 27, 2018 Steve Voorhees Chief Executive Officer Ward Dickson Chief Financial Officer Jeff Chalovich President, Corrugated Packaging Bob Feeser President, Consumer Packaging

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "Q2 FY18 Key Highlights", "Q2 FY18 Consumer Packaging Results", "Q2 FY18 Land and Development Results", "Synergy and Performance Improvements", "Q3 FY18 Sequential Guidance", "Full Year 2018 Guidance", "Mill Maintenance Schedule", and "Key Commodity Annual Consumption Volumes and FX by Currency" that give guidance or estimates for future periods as well as statements regarding, among other things, that we are implementing strategic investments at the Florence, SC containerboard mill, Mahrt, AL CNK mill and Porto Feliz, Brazil box plant; the MPS internalization is on track for a full 100k ton run rate by the end of the fourth quarter of fiscal 2018; that we are on target to achieve the overall monetization goal for our Land and Development segment of after-tax free cash flow of $275 to $300 million by the end of calendar year 2018; that we will achieve our $1 billion synergy and productivity goal by the end of the third quarter of fiscal 2018; that we expect a total of +$98 to +$118 million of impacts on our third quarter adjusted EBITDA, comprised of (a) +$75 to +$90 million of price, mix, volume & productivity, (b) -$20 million of maintenance downtime, (c) +$15 to +$20 million of commodity deflation and +$28 million of weather disruptions, as well as other adjusting earnings per share items totaling -$0.08 to -$0.10 per share; that we expect adjusted segment EBITDA associated with the adjusted earnings per share of $747 to $767 million; that we expect third quarter adjusted earnings per share to be significantly higher than second quarter adjusted earnings per share; that we expect 10% revenue growth (to >$16.4 billion), 25% to 30% adjusted EBITDA growth (to >$2.9 billion) and 20% to 25% adjusted operating cash flow growth (to >$2.45 billion) in fiscal 2018 compared to fiscal 2017; we expect to follow the maintenance schedule presented on slide 16; and that we estimate our annual consumption volumes of key commodities and impact from key currencies is as presented on slide 17.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2017 and our Form 10-Q for the quarter ended December 31, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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Disclaimer; Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

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WestRock

Q2 FY18 Key Highlights

Financial Performance

- Earned $0.83 of Adjusted Earnings Per Share, up 54% year-over-year[1]
- Adjusted Segment EBITDA growth of 22% with Adjusted Segment EBITDA margin of 16.6%, an increase of 170 bps year-over-year[2]
- North American Corrugated Packaging Adjusted Segment EBITDA margin of 20.5%, up 460 bps year-over-year[2]
- Achieved $64 million of productivity
- March run rate of $975 million of synergies and performance improvements
- Adjusted Operating Cash Flow up 27% year-over-year[2]

Markets & Operations

- Positive supply and demand fundamentals
  - 6.8% increase in per day North American corrugated box shipments year-over-year
  - Strong Consumer backlogs:
    SBS: 5-6 weeks
    CNK: 5-6 weeks
    CRB: 4-5 weeks
  - Pulp & Paper Week published North American price increases across all corrugated and consumer grades
- Inflation higher than expected; lower recycled fiber costs offset by higher freight and commodity costs
- Severe winter weather negatively impacted our operations by $28 million

Capital Allocation

- Invested $213 million of capital to maintain and improve our operations
- Paid $110 million in cash dividends
- Completed Plymouth Packaging acquisition
- Implementing strategic investments at Florence, SC containerboard mill, Mahrt, AL CNK mill and Porto Feliz, Brazil box plant
- Leverage ratio of 2.40x at the end of the quarter[2]
- Announced planned acquisition of KapStone and integration planning underway

1) On a GAAP basis, adjusted earnings per diluted share were $0.86 in Q2 FY18 and $0.40 in Q2 FY17. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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WestRock

5 Q2 FY18 WestRock Consolidated Results 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Reconciliations in the Appendix. 2) On a GAAP basis, adjusted earnings per diluted share was $0.86 in Q2 FY18 and $0.40 in Q2 FY17. See Non - GAAP Financial Measures and Reconciliations in the Appendix. Highlights: • Adjusted earnings per share of $0.83 (2) , up 54% year - over - year • Adjusted Segment EBITDA up 22% year - over - year; margin increased by 170 bps to 16.6% (1) • Favorable price/mix across both segments • Productivity initiatives contributed $64 million • Severe winter weather impact of $28 million, significantly higher than guidance • Leverage ratio of 2.40x (1) Financial Performance ($ in millions, except percentages and per share items) Q2 FY18 Q2 FY17 Net Sales $4,017 $3,656 Adjusted Segment Income (1) $369 $296 Adjusted Segment EBITDA (1) $669 $547 % Margin (1) 16.6% 14.9% Adjusted Earnings Per Diluted Share (1) $0.83 $0.54 Adjusted Operating Cash Flow (1) $380 $298 Adjusted Segment EBITDA (1) ($ in millions) (2) (2) +22% $547  145   64 53   $669 (14) (30) (36) (32) (28) Q2 FY17 Volume Price / Mix Energy/ Materials/ Freight Wage and Other Inflation Productivity MPS HH&B & Other Q2 Weather Disruption Q2 FY18

Q2 FY18 Corrugated Packaging Results

Financial Performance ($ in millions, except percentages)	Q2 FY18	Q2 FY17
Segment Sales	$2,244	$2,065
Adjusted Segment Income[1]	$253	$160
Adjusted Segment EBITDA[1]	$425	$305
% Margin[1]	19.7%	15.3%
North American Adjusted Segment EBITDA Margin[1]	20.5%	15.9%
Brazil Adjusted Segment EBITDA Margin[1]	26.8%	19.4%

Adjusted Segment EBITDA[1] ($ in millions)



+39%
$305
-
136
(4)
(19)
30
(10)
(13)
$425
Q2 FY17
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Productivity
FX & Other
Q2 Weather Disruption
Q2 FY18

Segment Highlights:

- Adjusted Segment EBITDA up 39% year-over-year[1]

North America:

- 460 bps improvement in Adjusted Segment EBITDA margins[1]
- Box shipments up 6.8% per day year-over-year due to M&A and gains in e-commerce, retail and pizza
- Reflects impact of previous published price increases and higher export prices

Brazil:

- Strong operating performance with Adjusted Segment EBITDA margins over 26%[1]

Key Bridge Variances:

- Volume: Strong gains in North American box volumes and higher domestic containerboard shipments offset by reduced export volumes
- Price / Mix: Impact of previously published price increases
- E/M/F: Favorable OCC pricing more than offset by higher costs in freight, chemicals and other costs
- Productivity: Driven by capital investments, supply chain optimization, procurement savings and acquisition integration
- FX & Other: Impact on Recycling profitability due to lower OCC prices
- Weather Disruption: Production negatively impacted by 35k tons; weather impacts on energy, labor and transportation costs

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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WestRock

Q2 FY18 Consumer Packaging Results

Financial Performance ($ in millions, except percentages)	Q2 FY18	Q2 FY17
Segment Sales	$1,804	$1,555
Adjusted Segment Income[1]	$99	$119
Adjusted Segment EBITDA[1]	$243	$235
% Margin[1]	13.5%	15.1%

Adjusted Segment EBITDA[1] ($ in millions)



$235
(14)
9
(26)
(16)
37
53
(27)
8
(16)
$243
Q2 FY17
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Produc- tivity
MPS
HH&B
Other
Q2 Weather Disruption
Q2 FY18

Segment Highlights:

- Market trends mixed
  - Growth in health & beauty, beverage, sparkling water, food service and food packaging
  - Declines in tobacco and commercial print
- Shipments of paperboard and converted products increased 6% due to contribution from MPS
- MPS internalization on track for full 100k ton run rate by the end Q4 FY18
- Strong Consumer backlogs:
  SBS: 5-6 weeks
  CNK: 5-6 weeks
  CRB: 4-5 weeks

Key Bridge Variances:

- Volume: Declines in promotional displays activity due to previous year product launches combined with lower pulp shipments
- Price / Mix: Reflects impact of 2017 PPW published price increases and higher year-over-year pulp pricing
- E/M/F: Primarily freight, chemicals, wood/other materials and relative lower exposure to recycled fiber
- Productivity: Improvements from procurement savings, return-generating capital projects and ongoing performance improvement initiatives
- Weather Disruption: Unfavorable impact on production combined with higher energy and mill operating costs

7

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

8 Update on Accelerated Monetization Activity: • On target to achieve overall monetization goal of after - tax free cash flow of $275 to $300 million by the end of calendar year 2 018 Q2 FY18 Land and Development Results Financial Performance ($ in millions) Q2 FY18 Q2 FY17 Segment Sales $27 $100 Segment Gain $16 $18

9 $165 million $840 million $975 million $1 billion $500 million Q4 FY15 Q4 FY16 Q4 FY17 Q2 FY18 Q3 FY18 Synergy and Performance Improvements Will achieve $1 billion goal by end of Q3 FY18 Q2 FY18 PROGRESS 34% 30% 26% 10% Procurement Capital Investment Ongoing Productivity Corporate & Support $1 billion RUN - RATE AT 3/31/18 THREE YEAR GOAL $975 million 10% 25% 30% 35% Corporate & Support Capital Investment Ongoing Productivity Procurement

Q3 FY18 Sequential Guidance

Q2 FY18 EBITDA Adjustments	
Adjusted Segment EBITDA[1]	$668.8 million
L&D and other items not included in adjusted EPS	-$19.5 million
Q2 FY18 Adjusted Segment EBITDA Associated with Adjusted EPS[1][2]	$649.3 million
Items Impacting Q3 FY18 Adjusted EBITDA	
▲ Price, Mix, Volume & Productivity	+$75 to +$90 million
▼ Maintenance Downtime	-$20 million
▲ Commodity Deflation	+$15 to +$20 million
▲ Weather Disruptions	+$28 million
Total of Items Impacting Q3 FY18 Adjusted EBITDA	+$98 to $118 million
Q3 FY18 Adjusted Segment EBITDA Associated with Adjusted EPS	**$747 to $767 million**

Other Sequential Adjusting EPS Items – **Negative $0.08 to $0.10/share**
Tax Rate of approximately 25.5% on adjusted income, up sequentially from 21.3%; D&A sequentially higher; Higher sequential interest expense

Q3 FY18 Adjusted EPS Significantly Higher Than Q2 FY18[1]

10
1) Non-GAAP Financial Measure
2) See reconciliation table for adjustment to Adjusted Segment EBITDA associated with Adjusted EPS on page 18

WestRock

11 Full Year 2018 Guidance (1) >10% Revenue Growth > $16.4B 25% - 30% Adj. EBITDA (2) Growth >$2.9B 20% - 25% Adj. Operating Cash Flow (2) Growth >$2.45B 1) Growth on a year - over - year basis vs. as reported results; excludes any potential contribution from the acquisition of KapStone 2) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Forward - looking Guidance in the Appendix. Raising Revenue & Adjusted EBITDA Guidance Reaffirming Full - Year Cash Flow Guidance

12 WestRock: Creating Shareholder Value We are building a leading paper and packaging company with the strategy and capabilities to generate attractive returns ✓ Delivering our broad portfolio of differentiated solutions to customers ✓ Executing on productivity opportunities and generating strong cash flow ✓ Reinvesting our cash flow back into the business and returning capital to stockholders OUTSTANDING EXECUTION & DELIVERY DISCIPLINED CAPITAL ALLOCATION BROAD PORTFOLIO OF DIFFERENTIATED SOLUTIONS

Appendix

14 Non - GAAP Financial Measures Adjusted Earnings Per Diluted Share We use the non - GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” o r “Adjusted EPS” because we believe this measure provides our board of directors, investors, potential investors, securities analysts and ot hers with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that w e b elieve are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our perf orm ance relative to other periods. Adjusted Operating Cash Flow We use the non - GAAP financial measure “adjusted operating cash flow” because we believe this measure provides our board of direc tors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it e xcl udes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. While th is measure is similar to adjusted free cash flow, we believe it provides greater comparability across periods when capital expenditures are changin g s ince it excludes an adjustment for capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operati ng activities. Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins We use the non - GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors , to evaluate our segment performance against the performance of our peers. We believe that investors also use these measures to eva luate our performance relative to our peers. We calculate adjusted segment EBITDA for each segment by adding that segment’s adjusted s egm ent income to its depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by divi din g that segment’s adjusted segment EBITDA by its adjusted segment sales.

Non-GAAP Financial Measures (cont.)

Leverage Ratio

We use the non-GAAP financial measure "leverage ratio" as a measurement of our operating performance and to compare to our publicly disclosed target leverage ratio, and because we believe investors use this measure to evaluate our available borrowing capacity. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of the March 31, 2018 calculation, our leverage ratio was 2.40 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein.

Forward-looking Guidance

We are not providing forward-looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure "Adjusted Tax Rate". Management believes this non-GAAP financial measure is useful because it adjusts our effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. "Adjusted Tax Rate" is calculated as "Adjusted Tax Expense" divided by "Adjusted Pre-Tax Income". WestRock believes that the most directly comparable GAAP measures are "Income tax (expense) benefit" and "Income before income taxes", respectively.

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16 Mill Maintenance Schedule 1) Q3 and Q4 FY18 amounts are forecasts 73 35 119 0 227 115 78 45 18 257 Q1 Q2 Q3 Q4 Full Year FY18 FY17 28 10 9 3 50 31 3 48 1 83 Q1 Q2 Q3 Q4 Full Year FY18 FY17 North American Corrugated Packaging (tons in thousands) Consumer Packaging (tons in thousands) (1) (1) (1) (1) (1)

17 Key Commodity Annual Consumption Volumes and FX by Currency Commodity Category Volume Recycled Fiber (tons millions) 4.9 Wood (tons millions) 31 Natural Gas (cubic feet billions) 69 Electricity (kwh billions) 4.7 Polyethylene (lbs millions) 44 Caustic Soda (tons thousands) 216 Starch (lbs millions) 527 Annual Consumption Volumes FX By Currency in Q2 FY18 Sensitivity Analysis Category Increase in Spot Price Annual EPS Impact Recycled Fiber (tons millions) +$10.00 / ton ($0.14) Natural Gas (cubic feet billions) +$0.25 / MMBTU ($0.05) FX Translation Impact +10% USD Appreciation ($0.07) Revenue by Transaction Currency 80% USD 7% CAD 4% EUR 3% BRL 3% GBP 3% Other

18 Adjusted Segment EBTIDA Associated with Adjusted Earnings Per Share (AEPS) Q2 FY18 Adjusted Segment EBITDA 668.8$ Adjustments excluded from AEPS: Land and Development operating results including impairment (16.1) Losses at closed plants and transition costs 4.1 Consumer Packaging segment acquisition reserve adjustment (10.0) Other 2.5 Adjusted Segment EBITDA associated with AEPS 649.3 Depreciation, amortization and depletion (317.7) Accelerated depreciation on major capital projects 7.3 Deferred financing costs 1.4 Interest expense, net (78.3) Acquisition bridge fee and other 13.0 Other 0.7 Adjusted pre-tax income 275.7 Adjusted taxes (58.6) 217.1 Noncontrolling interest (1.3) Adjusted net income 215.8$ Diluted weighted average shares outstanding 260.3 Adjusted earnings per diluted share 0.83$ ($ in millions, except per share amount)

19 Adjusted Earnings Per Diluted Share Reconciliation ($ per share) Q2 FY18 Q2 FY17 Earnings per diluted share 0.86$ 0.40$ Impact of Tax Cuts and Jobs Act (0.12) - Restructuring and other items 0.09 0.03 Land and Development operating results including impairment (0.05) 0.05 Losses at closed plants and transition costs 0.01 0.01 Accelerated depreciation on major capital projects 0.02 - Consumer Packaging segment acquisition reserve adjustment (0.03) - Acquisition bridge and other financing fees 0.03 - Pension lump sum settlement - 0.07 HH&B – impact of sale accounting - (0.03) Other 0.02 0.01 Adjusted earnings per diluted share 0.83$ 0.54$

Adjusted Net Income Reconciliation

($ in millions)	Q2 FY18			Q2 FY17		
	Pre-Tax	Tax	Net of Tax	Pre-Tax	Tax	Net of Tax
GAAP Results [1]	$ 243.3	$ (18.8)	$ 224.5	$ 141.8	$ (43.6)	$ 98.2
Impact of Tax Cuts and Jobs Act	-	(31.5)	(31.5)	-	-	-
Restructuring and other items	31.7	(8.2)	23.5	18.3	(9.8)	8.5
Inventory stepped-up in purchase accounting, net of LIFO	0.4	(0.1)	0.3	0.5	(0.2)	0.3
Land and Development operating results including impairment	(16.6)	4.3	(12.3)	18.1	(7.2)	10.9
Losses at closed plants and transition costs	4.1	(1.0)	3.1	2.8	(0.9)	1.9
Accelerated depreciation on major capital projects	7.3	(2.1)	5.2	-	-	-
Gain on extinguishment of debt	(0.1)	-	(0.1)	-	-	-
Consumer Packaging segment acquisition reserve adjustment	(10.0)	2.6	(7.4)	-	-	-
Acquisition bridge and other financing fees	10.1	(2.6)	7.5	-	-	-
HH&B - impact of held for sale accounting	-	-	-	(10.1)	2.3	(7.8)
Pension lump sum settlement	-	-	-	28.7	(11.0)	17.7
Gain on sale or deconsolidation of subsidiaries	-	-	-	1.7	(0.6)	1.1
Other	5.5	(1.2)	4.3	2.3	(0.7)	1.6
Adjusted Results	$ 275.7	$ (58.6)	$ 217.1	$ 204.1	$ (71.7)	$ 132.4
Noncontrolling interests			(1.3)			4.9
Adjusted Net Income			$ 215.8			$ 137.3

1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of operations.

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21 Adjusted Tax Rate Reconciliation ($ in millions, except percentages) Q2 FY18 Q2 FY17 Adusted pre-tax income 275.7$ 204.1$ Adjusted tax expense (58.6) (71.7) 217.1$ 132.4$ Adjusted Tax Rate 21.3% 35.1%

22 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins Q2 FY18 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,244.3$ 1,804.4$ 26.7$ (58.4)$ 4,017.0$ Less: Trade Sales (83.2) - - - (83.2) Adjusted Segment Sales 2,161.1$ 1,804.4$ 26.7$ (58.4)$ 3,933.8$ Segment Income 252.8$ 99.3$ 16.1$ -$ 368.2$ Non-allocated Expenses - - - (16.1) (16.1) Depreciation and Amortization 171.6 143.4 0.1 2.6 317.7 Less: Deferred Financing Costs - - - (1.4) (1.4) Segment EBITDA 424.4$ 242.7$ 16.2$ (14.9)$ 668.4$ Plus: Inventory Step-up 0.4 - - - 0.4 Adjusted Segment EBITDA 424.8$ 242.7$ 16.2$ (14.9)$ 668.8$ Segment EBITDA Margins 18.9% 13.5% 16.6% Adjusted Segment EBITDA Margins 19.7% 13.5% 16.6%

23 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margins Q2 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,065.0$ 1,554.6$ 100.0$ (63.3)$ 3,656.3$ Less: Trade Sales (72.0) - - - (72.0) Adjusted Segment Sales 1,993.0$ 1,554.6$ 100.0$ (63.3)$ 3,584.3$ Segment Income 159.5$ 118.8$ 17.5$ -$ 295.8$ Non-allocated Expenses - - - (12.6) (12.6) Depreciation and Amortization 145.3 116.3 0.2 2.1 263.9 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 304.8$ 235.1$ 17.7$ (11.6)$ 546.0$ Plus: Inventory Step-up 0.5 - - - 0.5 Adjusted Segment EBITDA 305.3$ 235.1$ 17.7$ (11.6)$ 546.5$ Segment EBITDA Margins 14.8% 15.1% 14.9% Adjusted Segment EBITDA Margins 15.3% 15.1% 14.9%

24 Corrugated Packaging EBITDA Margins ($ in millions, except percentages) North American Corrugated Brazil Corrugated Other Corrugated Packaging Segment Sales 1,996.3$ 112.8$ 135.2$ 2,244.3$ Less: Trade Sales (83.2) - - (83.2) Adjusted Segment Sales 1,913.1$ 112.8$ 135.2$ 2,161.1$ Segment Income 239.5$ 13.1$ 0.2$ 252.8$ Depreciation and Amortization 152.0 17.1 2.5 171.6 Segment EBITDA 391.5$ 30.2$ 2.7$ 424.4$ Plus: Inventory Step-up 0.4 - - 0.4 Adjusted Segment EBITDA 391.9$ 30.2$ 2.7$ 424.8$ Segment EBITDA Margins 19.6% 26.8% 18.9% Adjusted Segment EBITDA Margins 20.5% 26.8% 19.7% ($ in millions, except percentages) North American Corrugated Brazil Corrugated Other Corrugated Packaging Segment Sales 1,807.3$ 104.7$ 153.0$ 2,065.0$ Less: Trade Sales (72.0) - - (72.0) Adjusted Segment Sales 1,735.3$ 104.7$ 153.0$ 1,993.0$ Segment Income 146.7$ 5.8$ 7.0$ 159.5$ Depreciation and Amortization 128.2 14.5 2.6 145.3 Segment EBITDA 274.9$ 20.3$ 9.6$ 304.8$ Plus: Inventory Step-up 0.5 - - 0.5 Adjusted Segment EBITDA 275.4$ 20.3$ 9.6$ 305.3$ Segment EBITDA Margins 15.2% 19.4% 14.8% Adjusted Segment EBITDA Margins 15.9% 19.4% 15.3% Q2 FY18 Q2 FY17

Packaging Shipments Results

Corrugated Packaging		FY16				FY17				FY18	
North America Corrugated	**Unit**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,940.6	1,969.2	2,019.8	2,063.5	1,951.8	2,049.5	2,030.7	1,986.2	1,950.4	2,039.9
Newsprint Shipments	Thousands of tons	26.0	-	-	-	-	-	-	-	-	-
Pulp Shipments	Thousands of tons	80.1	71.1	94.3	89.7	80.1	66.6	82.0	93.5	95.2	72.2
Total North American Corrugated Packaging Shipments	Thousands of tons	2,046.7	2,040.3	2,114.1	2,153.2	2,031.9	2,116.1	2,112.7	2,079.7	2,045.6	2,112.1
Corrugated Container Shipments [1]	Billions of square feet	18.7	18.2	18.6	18.9	18.8	18.7	19.4	19.6	19.8	19.7
Corrugated Container Shipments per Shipping Day [1]	Millions of square feet	306.3	288.6	291.4	294.5	312.9	291.9	308.0	316.6	325.4	311.7
Corrugated Packaging Maintenance Downtime	Thousands of tons	119.9	68.1	60.5	32.2	115.4	77.8	45.1	18.4	73.1	35.2
Corrugated Packaging Economic Downtime	Thousands of tons	144.0	30.1	71.7	-	0.1	-	-	-	-	-
Brazil and India											
Corrugated Packaging Shipments	Thousands of tons	180.2	173.5	166.8	164.8	151.0	171.0	178.8	178.0	170.5	174.6
Corrugated Container Shipments	Billions of square feet	1.5	1.3	1.4	1.6	1.5	1.6	1.6	1.6	1.6	1.5
Corrugated Container Shipments per Shipping Day	Millions of square feet	19.2	18.1	18.7	19.8	20.4	20.2	21.3	20.8	21.7	20.6
Total Corrugated Packaging Segment Shipments [2]	Thousands of tons	2,226.9	2,213.8	2,280.9	2,318.0	2,182.9	2,287.1	2,291.5	2,257.7	2,216.1	2,286.7
Consumer Packaging											
WestRock											
Consumer Packaging Paperboard and Converting Shipments	Thousands of tons	876.0	898.3	911.0	929.9	879.0	906.8	929.3	986.1	942.6	961.9
Pulp Shipments	Thousands of tons	73.3	76.1	75.3	68.8	37.5	40.2	27.9	37.1	40.2	30.5
Total Consumer Packaging Segment Shipments	Thousands of tons	949.3	974.4	986.3	998.7	916.5	947.0	957.2	1,023.2	982.8	992.4
Consumer Packaging Converting Shipments	Billions of square feet	8.8	9.0	9.5	9.4	9.0	8.9	9.9	11.1	10.8	10.7

1) Recast to exclude box plants contributed to Grupo Gondi prior to Q3 FY16.
2) Combined North America, Brazil and India shipments.

25

WestRock

26 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $145 million of restructuring and other costs and $27 million pre - tax e xpense for inventory stepped - up in purchase accounting. ($ in millions) Q2 FY18 Consolidated Net Income 1,879.9$ Interest Expense, Net 232.1 Income Taxes (942.6) Depreciation & Amortization 1,202.9 Additional Permitted Charges (1) 298.9 LTM Credit Agreement EBITDA 2,671.2$

27 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q2 FY18 Current Portion of Debt 1,113.5$ Long-Term Debt Due After One Year 5,613.0 Total Debt 6,726.5 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (243.4) Plus: Letters of Credit, Guarantees and Other Adjustments (63.9) Total Funded Debt 6,419.2$ LTM Credit Agreement EBITDA 2,671.2$ Leverage Ratio 2.40x

28 Adjusted Operating Cash Flow ($ in millions) Q2 FY18 Q2 FY17 Net cash provided by operating activities 371.6$ 299.7$ Plus: Cash Restructuring and other costs, net of income tax benefit (expense) of $2.7 and ($0.9) 7.9 (1.9) Adjusted Operating Cash Flow 379.5$ 297.8$ Q1 FY18 Q2 FY18 YTD FY18 Net cash provided by operating activities 363.5$ 371.6$ 735.1$ Plus: Cash Restructuring and other costs, net of income tax benefit of $3.7, $2.7 and $6.4 10.3 7.9 18.2 Adjusted Operating Cash Flow 373.8$ 379.5$ 753.3$